Exhibit 99.1

NEWS RELEASE

Gray Reports Record Operating Results

Atlanta, Georgia – February 25, 2021. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the fourth quarter ended December 31, 2020. Despite the impact of the novel coronavirus and its disease (collectively, “COVID-19”) on economic activity, our strong political revenues, prudent cost management, strategic sales initiatives and training, and focused management at every level during the last three quarters of 2020, and especially the fourth quarter of 2020, resulted in record operating results for the fourth quarter and the full-year. Key financial results are as follows:

●

Our revenue for the fourth quarter of 2020 was $792 million, an increase of $213 million, or 37%, from the fourth quarter of 2019. The primary components of revenue were combined local and national broadcast advertising revenue of $284 million, political advertising revenue of $245 million and retransmission revenue of $217 million.

●	Net income attributable to common stockholders for the fourth quarter of 2020 was $211 million, or $2.22 per fully diluted share, increasing $130 million, or 160% from the fourth quarter of 2019.

●

Broadcast Cash Flow for the fourth quarter of 2020, was $424 million increasing $195 million, or 85%, from the fourth quarter of 2019. Our Adjusted EBITDA for the fourth quarter of 2020 was $404 million, increasing $189 million, or 88%, from the fourth quarter of 2019.

●

In the fourth quarter of 2020, our combined local and national broadcast revenue, excluding political revenue (“Total Core Revenue”), decreased by approximately 8% compared to the fourth quarter of 2019, much of which can be attributed to historically strong political displacement in a large number of markets. In light of returning advertiser demand, the year-over-year declines in Total Core Revenue continued their improvement through the fourth quarter of 2020 as follows: October declined 22%, largely impacted by political displacement, November declined less than 1% and December declined by 2%.

●

As of December 31, 2020, our total leverage ratio, as defined in our senior credit facility, was 3.95 times on a trailing eight-quarter basis, netting our total cash balance of $773 million and giving effect to all Transaction Related Expenses (as defined below). We have not drawn any amounts from our revolving credit facility, and, as a result, we are not subject to any maintenance covenants in our credit facilities at this time.

●

During the fourth quarter of 2020, we repurchased 972,706 shares of our common stock at an average price of $16.44 per share, including commissions, for a total cost of approximately $16 million. During 2020, we repurchased 5.5 million shares of our common stock on the open market at an average price of $13.80 per share, including commissions, for a total cost of $75 million. We have not repurchased any shares since the close of the fourth quarter. Currently, we have 88,223,962 common shares and 7,214,838 Class A common shares outstanding. Our total capacity under our share repurchase programs is currently $204 million.

●

On February 1, 2021, we announced an agreement to acquire all of the outstanding shares of Quincy Media, Inc. for $925 million in cash. Upon completion, and net of divestitures required to meet regulatory requirements, we will own television stations serving 102 television markets that collectively reach over 25 % of US television households, including number-one ranked television stations in 77 markets and the first and/or second ranked television station in 93 markets according to Comscore’s average all-day ratings for calendar year 2020. This transaction is expected to close following receipt of regulatory and other approvals in the second or third quarter of 2021. We expect that the transaction will be immediately accretive to our free cash flow, including expected year-one annualized synergies of approximately $23 million.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited):

	Three Months Ended December 31,
	2020	2019	% Change 2020 to 2019	2018	% Change 2020 to 2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$763	$554	38%	$328	133%
Production companies	29	25	16%	-
Total revenue	$792	$579	37%	$328	141%

Political advertising revenue	$245	$38	545%	$83	195%

Operating expenses (1):
Broadcasting	$355	$339	5%	$160	122%
Production companies	$20	$17	18%	$-
Corporate and administrative	$18	$21	(14)%	$11	64%

Net income	$224	$94	138%	$88	155%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$424	$229	85%	$172	147%
Broadcast Cash Flow Less Cash Corporate Expenses	$409	$212	93%	$163	151%
Free Cash Flow	$300	$108	178%	$98	206%

	Year Ended December 31,
	2020	2019	% Change 2020 to 2019	2018	% Change 2020 to 2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcasting	$2,320	$2,035	14%	$1,084	114%
Production companies	61	87	(30)%	-
Total revenue	$2,381	$2,122	12%	$1,084	120%

Political advertising revenue	$430	$68	532%	$155	177%

Operating expenses (1):
Broadcasting	$1,340	$1,325	1%	$596	125%
Production companies	$52	$74	(30)%	$-
Corporate and administrative	$65	$104	(38)%	$41	59%

Net income	$410	$179	129%	$211	94%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$999	$729	37%	$493	103%
Broadcast Cash Flow Less Cash Corporate Expenses	$945	$636	49%	$457	107%
Free Cash Flow	$559	$273	105%	$263	113%

(1)	Excludes depreciation, amortization and gain on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included herein.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 2 of 15

Results of Operations for the Fourth Quarter of 2020

	Three Months Ended December 31,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$222	28%	$243	42%	$(21)	(9)%
National	62	8%	67	12%	(5)	(7)%
Political	245	31%	38	7%	207	545%
Retransmission consent	217	27%	195	34%	22	11%
Production companies	29	4%	25	4%	4	16%
Other	17	2%	11	1%	6	55%
Total	$792	100%	$579	100%	$213	37%

Total local and national revenue combined ("Total Core Revenue")	$284	36%	$310	54%	$(26)	(8)%

OPERATING EXPENSES (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$230	65%	$223	66%	$7	3%
Retransmission expense	125	35%	107	32%	18	17%
Transaction Related Expenses	-	0%	7	2%	(7)
Non-cash stock-based compensation	-	0%	2	0%	(2)
Total broadcasting expense	$355	100%	$339	100%	$16	5%

Production companies expense	$20		$17		$3	18%

Corporate and administrative:
Corporate expenses	$13	73%	$17	81%	$(4)	(24)%
Transaction Related Expenses	1	5%	-	0%	1
Non-cash stock-based compensation	4	22%	4	19%	-	0%
Total corporate and administrative expense	$18	100%	$21	100%	$(3)	(14)%

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 3 of 15

Results of Operations for the Year Ended December 31, 2020

	Year Ended December 31,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
	(dollars in millions)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$771	32%	$898	42%	$(127)	(14)%
National	198	8%	229	11%	(31)	(14)%
Political	430	18%	68	3%	362	532%
Retransmission consent	867	36%	796	38%	71	9%
Production companies	61	3%	87	4%	(26)	(30)%
Other	54	3%	44	2%	10	23%
Total	$2,381	100%	$2,122	100%	$259	12%

Total Core Revenue	$969	40%	$1,127	53%	$(158)	(14)%

OPERATING EXPENSES (before depreciation, amortization and gain on disposal of assets, net):
Broadcasting:
Station expenses	$839	63%	$855	65%	$(16)	(2)%
Retransmission expense	496	37%	420	32%	76	18%
Transaction Related Expenses	-	0%	45	3%	(45)
Non-cash stock-based compensation	5	0%	5	0%	-	0%
Total broadcasting expense	$1,340	100%	$1,325	100%	$15	1%

Production companies expense	$52		$74		$(22)	(30)%

Corporate and administrative:
Corporate expenses	$53	81%	$59	56%	$(6)	(10)%
Transaction Related Expenses	1	2%	34	33%	(33)	(97)%
Non-cash stock-based compensation	11	17%	11	11%	-	0%
Total corporate and administrative expense	$65	100%	$104	100%	$(39)	(38)%

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 4 of 15

Transaction Related Expenses

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Transaction Related Expenses:
Broadcasting	$-	$7	$-	$45
Corporate Administrative	1	-	1	34
Total Transaction Related Expenses:	$1	$7	$1	$79

Total non-cash stock-based compensation	$4	$6	$16	$16

Taxes

During 2020 and 2019, we made aggregate federal and state income tax payments (net of refunds) of $70 million and $23 million, respectively. During 2021, we anticipate making income tax payments (net of refunds) within a range of $21 million to $23 million. As of December 31, 2020, we have $204 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods, therefore we believe that it is more likely than not that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of $567 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020, and permits net operating loss (“NOL”) carryforwards and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. We will continue to monitor and assess the impact the CARES Act may have on our business, financial condition, results of operations and cash flows.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 5 of 15

Detailed Table of Operating Results

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions, except for net income per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2020	2019	2020	2019

Revenue (less agency commissions)
Broadcasting	$763	$554	$2,320	$2,035
Production companies	29	25	61	87
Total revenue (less agency commissions)	792	579	2,381	2,122
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	355	339	1,340	1,325
Production companies	20	17	52	74
Corporate and administrative	18	21	65	104
Depreciation	27	20	96	80
Amortization of intangible assets	27	29	105	115
Gain on disposal of assets, net	(6)	(27)	(29)	(54)
Operating expenses	441	399	1,629	1,644
Operating income	351	180	752	478
Other (expense) income:
Miscellaneous (expense) income, net	-	-	(5)	4
Interest expense	(48)	(54)	(191)	(227)
Loss on early extinguishment of debt	(12)	-	(12)	-
Income before income tax	291	126	544	255
Income tax expense	67	32	134	76
Net income	224	94	410	179
Preferred stock dividends	13	13	52	52
Net income attributable to common stockholders	$211	$81	$358	$127

Basic per share information:
Net income attributable to common stockholders	$2.24	$0.82	$3.73	$1.28
Weighted-average shares outstanding	94	99	96	99

Diluted per share information:
Net income attributable to common stockholders	$2.22	$0.81	$3.69	$1.27
Weighted-average shares outstanding	95	100	97	100

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 6 of 15

Other Financial Data

	As of December 31,
	2020	2019
	(in millions)

Cash	$773	$212
Long-term debt, including current portion	$3,974	$3,697
Series A perpetual preferred stock	$650	$650
Borrowing availability under senior credit facility	$200	$200

	Year Ended December 31,
	2020	2019
	(in millions)

Net cash provided by operating activities	$652	$385
Net cash used in investing activities	(211)	(2,656)
Net cash provided by financing activities	120	1,064
Net increase (decrease) in cash	$561	$(1,207)

Amendment to 2019 Senior Credit Facility

On February 19, 2021, we amended our senior credit facility. The amendment, among other things: (i) increases availability under the revolving credit facility from $200 million to $300 million; (ii) extends the maturity date of borrowings under the revolving credit facility to January 2, 2026; and (iii) modifies certain terms relating to the implementation of a LIBOR replacement rate.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 7 of 15

Guidance for the Three-Months Ending March 31, 2021

Based on our current forecasts for the quarter ending March 31, 2021 (the “first quarter of 2021”), we anticipate changes from the quarter ended March 31, 2020 (the “first quarter of 2020”), as outlined below:

●     Revenue:

o	Local revenue will be unchanged at approximately $198 million.
o	National revenue will increase by 7% to 9% to approximately $55 million.
o	Total Core Revenue will increase by 0% to 2% to approximately $253 million.
o	Retransmission revenue will increase by 15% to 16% to approximately $245 million.
o	Total broadcasting revenue will increase by 0% to 2% to approximately $520 million.
o	Production company revenue will be approximately $13 million.

●     Operating Expenses (before depreciation, amortization and gain/loss on disposal of assets, net):

o

Broadcasting expenses will increase by 8% to 9%, to approximately $364 million. This increase of approximately $29 million primarily reflects an increase in retransmission expense of approximately $24 million.

o	Production company expenses will decrease to approximately $16 million.
o	Corporate expenses will increase to approximately $20 million, primarily due to additional transaction related expenses.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 8 of 15

The Company

We are a television broadcast company headquartered in Atlanta, Georgia. We are the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24% of U.S. television households. During 2020, our stations were ranked first in 70 markets, and ranked first and/or second in 86 markets, as calculated by Comscore, Inc.’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our estimates, expectations, intentions, projections, and beliefs of operating results for future periods, the impact of COVID-19 on our future operating results, future income tax payments, pending transactions and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. As such, caution should be taken to not place undue reliance on forward-looking statements. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our fourth quarter operating results on February 25, 2021. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 9756347. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code is 9756347 until March 24, 2021.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 9 of 15

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on December 31, 2018. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 10 of 15

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 11 of 15

Reconciliation of Non-GAAP Terms, in millions:

	Three Months Ended
	December 31,
	2020	2019	2018

Net income	$224	$94	$88
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	27	20	13
Amortization of intangible assets	27	29	5
Non-cash stock-based compensation	4	6	2
Gain on disposal of assets, net	(6)	(27)	(11)
Miscellaneous expense, net	-	-	(3)
Interest expense	48	54	32
Loss on early extinguishment of debt	12	-	-
Income tax expense	67	32	33
Amortization of program broadcast rights	10	9	6
Non-cash 401(k) expense	6	5	4
Payments for program broadcast rights	(10)	(10)	(6)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	15	17	9
Broadcast Cash Flow	424	229	172
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(15)	(17)	(9)
Broadcast Cash Flow Less Cash Corporate Expenses	409	212	163
Interest expense	(48)	(54)	(32)
Amortization of deferred financing costs	2	2	1
Preferred stock dividends	(13)	(13)	-
Purchase of property and equipment	(40)	(37)	(35)
Reimbursements of property and equipment purchases	10	9	8
Income taxes paid, net of refunds	(20)	(11)	(7)
Free Cash Flow	$300	$108	$98

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 12 of 15

Reconciliation of Non-GAAP Terms, in millions:

	Year Ended
	December 31,
	2020	2019	2018

Net income	$410	$179	$211
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	96	80	54
Amortization of intangible assets	105	115	21
Non-cash stock-based compensation	16	16	7
Gain on disposal of assets, net	(29)	(54)	(17)
Miscellaneous expense (income), net	5	(4)	(6)
Interest expense	191	227	107
Loss on early extinguishment of debt	12	-	-
Income tax expense	134	76	77
Amortization of program broadcast rights	38	39	21
Non-cash 401(k) expense	6	5	4
Payments for program broadcast rights	(39)	(43)	(22)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	54	93	36
Broadcast Cash Flow	999	729	493
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(54)	(93)	(36)
Broadcast Cash Flow Less Cash Corporate Expenses	945	636	457
Contributions to pension plans	(3)	(3)	(2)
Interest expense	(191)	(227)	(107)
Amortization of deferred financing costs	11	11	5
Preferred stock dividends	(52)	(52)	-
Purchase of property and equipment	(110)	(110)	(70)
Reimbursements of property and equipment purchases	29	41	14
Income taxes paid, net of refunds	(70)	(23)	(34)
Free Cash Flow	$559	$273	$263

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 13 of 15

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income	$224	$94	$410	$179
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	27	20	96	80
Amortization of intangible assets	27	29	105	115
Non-cash stock-based compensation	4	6	16	16
Gain on disposal of assets, net	(6)	(27)	(29)	(54)
Miscellaneous expense (income), net	-	-	5	(4)
Interest expense	48	54	191	227
Loss on early extinguishment of debt	12	-	12	-
Income tax expense	67	32	134	76
Total	403	208	940	635
Add: Transaction Related Expenses	1	7	1	79
Adjusted EBITDA	$404	$215	$941	$714

Net income attributable to common stockholders	$211	$81	$358	$127
Add: Transaction Related Expenses and non-cash stock-based compensation	5	13	17	95
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(1)	(3)	(4)	(24)
Net income attributable to common stockholders - excluding Transaction Related Expenses and non-cash stock-based compensation	$215	$91	$371	$198

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$2.26	$0.91	$3.82	$1.98

Diluted weighted-average shares outstanding	95	100	97	100

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 14 of 15

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters Ended
December 31, 2020

Net income	$589
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	176
Amortization of intangible assets	220
Non-cash stock-based compensation	31
Gain on disposal of assets, net	(83)
Interest expense	418
Loss on early extinguishment of debt	12
Income tax expense	210
Amortization of program broadcast rights	77
Common stock contributed to 401(k) plan	11
Payments for program broadcast rights	(85)
Pension benefit	(1)
Contributions to pension plan	(6)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	3
Transaction Related Expenses	81
Operating Cash Flow, as defined in our Senior Credit Agreement	$1,653
Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two	$826

December 31, 2020
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$4,035
Cash	(773)
Adjusted Total Indebtedness, Net of All Cash	$3,262

Total Leverage Ratio, Net of All Cash	3.95

Gray Television, Inc.
Earnings Release for the three-months and year ended December 31, 2020	Page 15 of 15